As filed with the Securities and Exchange Commission on June 14, 2016.
Registration No. 333-
 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
K2M Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2977810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
600 Hope Parkway, SE, Leesburg, Virginia	20175
(Address of principal executive offices)	(Zip Code)

K2M Group Holdings, Inc. 2016 Omnibus Incentive Plan
(Full title of the plan)
Luke Miller
Senior Vice President, General Counsel & Secretary
600 Hope Parkway, SE, Leesburg, Virginia 20175
Telephone: (703) 777-3155
(Name and address and telephone number, including area code, of agent for service)
Copies to:
Kenneth B. Wallach, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue, New York, New York 10017-3954
Telephone: (212) 455-2000
Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	¨ (Do not check if a smaller reporting company)"	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.001 par value per share, approved for issuance pursuant to the K2M Group Holdings, Inc. 2016 Omnibus Incentive Plan	2,000,000 shares	$14.76	$29,520,000	$2,973

(1) Covers 2,000,000 shares of common stock of K2M Group Holdings, Inc., $0.001 par value per share (“Common Stock”) approved for issuance under the K2M Group Holdings, Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Incentive Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued under the 2016 Omnibus Incentive Plan to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2) Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of K2M Group Holdings, Inc.’s Common Stock reported on Nasdaq on June 7, 2016.

EXPLANATORY NOTE
On June 14, 2016, at the annual meeting of shareholders of K2M Group Holdings, Inc. (the “Company”), the Company’s shareholders approved the 2016 Omnibus Incentive Plan. This registration statement on Form S-8 (the “Registration Statement”) relates to the 2,000,000 shares of Common Stock (the “Shares”) authorized for issuance under the 2016 Omnibus Incentive Plan.
Pursuant to General Instruction E to Form S-8, the Registration Statements on Form S-8 with respect to the shares of Common Stock to be issued under the K2M Group Holdings, Inc. 2014 Omnibus Incentive Plan (Registration No. 333-195784), filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2014, including the information contained therein, is hereby incorporated by reference into this Registration Statement on Form S-8 (the “Registration Statement”), except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act.
The documents containing the information specified in this Part I will be delivered to the participants in the 2016 Omnibus Incentive Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 4, 2016 (File No. 001-36443);
(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed on May 2, 2016 (File No. 001-36443);
(c)	the Company’s Current Report on Form 8-K filed on May 24, 2016 (File No. 001-36443); and
(d)
the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on May 7, 2014 (File No. 001-36443), and any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
4.1
Third Amended and Restated Certificate of Incorporation of K2M Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 13, 2014 (File No. 001-36443)).

4.2
Amended and Restated Bylaws of K2M Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 13, 2014 (File No. 001-36443)).

4.3	K2M Group Holdings, Inc. 2016 Omnibus Incentive Plan.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leesburg, Virginia, on June 14, 2016.

K2M Group Holdings, Inc.

Date: June 14, 2016	By:	/s/ Eric D. Major
		Name:	Eric D. Major
		Title:	President and Chief Executive Officer

POWER OF ATTORNEY
The undersigned directors and officers of the Company, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Eric D. Major and Gregory S. Cole, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney has been signed by the following persons in the capacities indicated on June 14, 2016.

Name	Title

/s/ Eric D. Major	President, Chief Executive Officer and Director
Eric D. Major	(Principal Executive Officer)

/s/ Gregory S. Cole	Chief Financial Officer
Gregory S. Cole	(Principal Financial Officer)

/s/ John P. Kostuik, M.D.	Chief Medical Officer and Director
John P. Kostuik, M.D.

/s/ George Z. Moratis	Global Accounting Officer
George Z. Moratis	(Principal Accounting Officer)

/s/ Daniel A. Pelak	Chairman
Daniel A. Pelak

/s/ Brett P. Brodnax	Director
Brett P. Brodnax

/s/ Carlos A. Ferrer	Director
Carlos A. Ferrer

/s/ Paul B. Queally	Director
Paul B. Queally

/s/ Raymond A. Ranelli	Director
Raymond A. Ranelli

/s/ Sean M. Traynor	Director
Sean M. Traynor

/s/ Michael A. Turpin	Director
Michael A. Turpin

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1
Third Amended and Restated Certificate of Incorporation of K2M Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 13, 2014 (File No. 001-36443)).

4.2
Amended and Restated Bylaws of K2M Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 13, 2014 (File No. 001-36443)).

4.3	K2M Group Holdings, Inc. 2016 Omnibus Incentive Plan.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).